Exhibit (h)(5)

SHAREHOLDER SERVICING AGREEMENT

EXHIBIT C

Name of Bond		Bond or Policy No.	Insurer
Investment Company		87015110B	ICI
Blanket Bond Form			Mutual
			Insurance
			Company
Fidelity	$45,000,000
Audit Expense	$50,000
On Premises	$45,000,000
In Transit	$45,000,000
Forgery or Alteration	$45,000,000
Securities	$45,000,000
Counterfeit Currency	$45,000,000
Uncollectible Items of Deposit	$25,000
Phone/Electronic Transactions	$45,000,000
Computer Security	$45,000,000
Directors and Officers/		87015110B	ICI
Errors and Omissions Liability			Mutual
Insurance Form			Insurance
Total Limit	$45,000,000		Company
Blanket Undertaking Lost Instrument
Waiver of Probate		42SUN339806	Hartford
			Casualty
			Insurance

Effective May 31, 2010